Exhibit 99.2

OFFICE OF THE COMMISSIONER OF INSURANCE (OCI)	STATE OF WISCONSIN

In the matter of	STIPULATION AND ORDER
Mortgage Guaranty Insurance Corporation,
MGIC Reinsurance Corporation, and
MGIC Reinsurance Corporation of Wisconsin,

Respondents.	Case No. 11-C33951

WHEREAS, Mortgage Guaranty Insurance Corporation (“Respondent MGIC”), MGIC Reinsurance Corporation (“Respondent MGIC Re”), and MGIC Reinsurance Corporation of Wisconsin (“Respondent MGIC Re of WI”), each located at 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 (collectively, the “Respondents”), are subject to the jurisdiction and control of the Office of the Commissioner of Insurance (the “Commissioner”) in the state of Wisconsin; and

WHEREAS, MGIC Investment Corporation owns, directly or indirectly, all of the outstanding common stock of the Respondents; and

WHEREAS, s. 623.11, Wis. Stat., provides that the Commissioner shall, when necessary, determine the amount of compulsory surplus that an insurer is required to have in order not to be financially hazardous under s. 645.41(4), Wis. Stat., as an amount that will provide reasonable security against contingencies affecting the insurer’s financial position that are not fully covered by reserves or by reinsurance, and that such a determination may or may not involve an amount of compulsory surplus below which the insurer must cease transacting new business; and

WHEREAS, the Commissioner and Respondents have entered into this stipulation and order as a condition of the Commissioner adjusting the compulsory surplus applicable to Respondents under s. Ins 3.09, Wis. Adm. Code;

NOW, THEREFORE, Respondents and MGIC Investment Corporation and the Commissioner do agree and stipulate to the following terms and conditions:

(1) The element of compulsory surplus represented by s. Ins 3.09(5) (b), Wis. Adm. Code, shall not apply to Respondents from the date of this order until December 31, 2013, so that Respondent MGIC may continue to write new mortgage guaranty insurance policies and Respondent MGIC Re and Respondent MGIC Re of WI may continue to reinsure mortgage guaranty insurance policies issued by Respondent MGIC although Respondents do not have the MPP required by s. Ins 3.09, Wis. Adm. Code.  From time-to-time, in the Commissioner’s sole discretion, the Commissioner may undertake a review of the facts and circumstances of the Respondents’ business and interests for the purpose of terminating, extending, or modifying this Stipulation and Order in a manner consistent with the interests of insureds, creditors, and the public generally.

(2)  While this Stipulation and Order is in effect, and in place of s. Ins 3.09(5)(b), Wis. Adm. Code, Respondents may continue to write and reinsure new mortgage guaranty insurance policies for as long as each Respondent maintains a policyholders position which provides reasonable security against contingencies affecting each Respondent’s financial position that are not fully covered by reserves or reinsurance, such that the Commissioner may continue to determine that each Respondent's policyholders position is reasonably in excess of a level that would constitute a financially hazardous condition.  If MGIC Investment Corporation fails to make any contribution required under either paragraph (5) or paragraph (6), Respondent MGIC shall not be in compliance with this Stipulation and Order.

Stipulation and Order
Case No. 11-C33951

(3) The Commissioner may retain consultants, including accountants, attorneys, investment bankers, and other experts to assist the Commissioner in the Commissioner’s assessment of each Respondent’s financial condition, its exposure to loss claims, credit risk, liquidity risk, rating risk and other risks and the evaluation of reporting information submitted by Respondents and Respondents agree to bear the cost of retaining such experts.

(4) Respondent MGIC shall contribute Two Hundred Million Dollars ($200,000,000) to its wholly-owned subsidiary MGIC Indemnity Corporation on or before January 31, 2012.

(5) During the period commencing on January 1, 2012 and ending on the earlier of the date that this Stipulation and Order is terminated by the Commissioner or December 31, 2013 (the "Covered Period"), MGIC Investment Corporation shall make one or more cash equity contributions to Respondent MGIC as may be necessary for Respondent MGIC to maintain minimum liquid assets of One Billion Dollars ($1,000,000,000) at all times (the “Minimum Liquid Asset Amount”).  For the purposes hereof, liquid assets means the sum of (i) the aggregate cash and cash equivalents, (ii) fair market value of investments and (iii) assets held in captive trusts, of each of (a) Respondent MGIC Re (b) MGIC Mortgage Reinsurance Corporation, (c) MGIC Residential Reinsurance Corporation and (d) Respondent MGIC when consolidated with its direct and indirect subsidiaries excluding (i) MGIC Indemnity Corporation, (ii) MIC Reinsurance Corporation and (iii) MIC Reinsurance Corporation of Wisconsin.

(6)  Within 15 days of the date that Respondent MGIC lacks the required Minimum Liquid Asset Amount at any time during the Covered Period, MGIC Investment Corporation shall make an equity contribution to Respondent MGIC in order to cure the deficiency and immediately notify OCI of such action in writing.

(7) For purposes of this Stipulation and Order, the application of the Wisconsin Statutes and the Wisconsin Administrative Code are not modified except as explicitly stated herein.  Furthermore, this Stipulation and Order supersedes the Stipulation and Order dated December 2, 2009 in OCI Case No. 09-C32599, but does not supersede or amend any other approval, order, memorandum, or agreement issued by or entered into with the Commissioner.

(8)  Respondents and MGIC Investment Corporation and the Commissioner agree that this Stipulation and Order is not being entered in consequence of any violation of law or for the purpose of imposing a penalty or a specific course of remedial action, but rather as an exercise of the Commissioner’s authority and obligation to determine, when necessary, the amount of compulsory surplus an insurer is required to have under s. 623.11, Wis. Stat.

(9) Respondents and MGIC Investment Corporation consent to this Order and agree that this Stipulation is made without reservation and constitutes a waiver of rights including a hearing, confrontation and cross-examination of witnesses, production of evidence, a motion for costs, and judicial review.  The Commissioner may enforce this Stipulation and Order.  The Commissioner may modify, extend or terminate this Stipulation and Order with respect to the Respondents in his sole discretion with written notice to Respondents and MGIC Investment Corporation.   The Commissioner may terminate this Stipulation and Order with respect to MGIC Investment Corporation in his sole discretion with written notice to Respondents and MGIC Investment Corporation.  Any change in the obligations of MGIC Investment Corporation under this Stipulation and Order shall require the written consent of MGIC Investment Corporation.

Stipulation and Order
Case No. 11-C33951

January 23, 2012	/s/ Rebecca L. Easland

Date	Rebecca L. Easland, Director
Bureau of Financial Analysis and Examinations

January 23, 2012	/s/ Curt S. Culver

Date	Curt S. Culver
Chairman and Chief Executive Officer
Mortgage Guaranty Insurance Corporation
MGIC Reinsurance Corporation
MGIC Reinsurance Corporation of Wisconsin

January 23, 2012	/s/ Curt S. Culver

Date	Curt S. Culver
Chairman and Chief Executive Officer
MGIC Investment Corporation

ORDER

NOW, THEREFORE, based upon consideration of the Stipulation in this matter, I hereby order that:

(10) Respondents and MGIC Investment Corporation shall comply with their agreements as recited in this Stipulation.

(11) The application of the Wisconsin Statutes and the Wisconsin Administrative Code other than s. Ins 3.09 (5), Wis. Adm. Code, including but not limited to the provisions of the Wisconsin Statutes and the Wisconsin Administrative Code that give the Commissioner authority to issue other orders directed to Respondents and MGIC Investment Corporation, are not affected by this Stipulation and Order.

(12) Any report provided to the Commissioner or demanded by the Commissioner pursuant to this Stipulation and Order shall be required under s. 601.42, Wis. Stat., and under this Stipulation and Order.

(13) This Order shall continue until December 31, 2013, unless modified, extended or terminated by the Commissioner, with written notice to the Respondents and MGIC Investment Corporation.  Any modification or extension of the obligations of MGIC Investment Corporation under this Stipulation and Order shall require the written consent of MGIC Investment Corporation.

Stipulation and Order
Case No. 11-C33951

Dated at Madison, Wisconsin, this ___23rd_____ day of       January, 2012

/s/ Theodore K. Nickel

Theodore K. Nickel
Commissioner of Insurance